Exhibit 99.1

CafePress Reports Results for Second Quarter 2018

 LOUISVILLE, Ky., July 31, 2018 - CafePress Inc. (NASDAQ: PRSS) today reported financial results for the three months ended June 30, 2018.
Management Commentary
"The actions we took in the first quarter to drive business performance and return to profitability are positively impacting results. During the second quarter, we experienced higher gross margins, a reduction in net loss and positive Adjusted EBITDA. In addition, we made significant progress toward completing the modernization of CafePress.com and demolishing the old site,” commented Fred Durham, Chief Executive Officer. “Although we continue to experience lower traffic and revenue through CafePress.com, we are seeing improved crawling and indexing rates on our US domain and a slow, sequential rebound in traffic. We continue to believe the new, modern website will ultimately result in improved search engine optimization and the return of revenue lost from lower traffic. Our Board of Directors and management team consistent with its fiduciary duty continues to carefully consider all options to enhance shareholder value,” continued Durham.

"Growth in the Retail Partner Channel continued within the quarter as we benefited from both domestic and international expansion and the catalog build out of Walmart.com and eBay. We anticipate continued growth in retail partner channels as we build out existing channels and integrate new marketplaces," concluded Durham.

Second Quarter 2018 Operating Highlights
CafePress.com Modernization:

•
During the quarter, the Company made significant strides toward finishing work designed to grow revenue through CafePress.com and mitigate the pressure resulting from the changes in search engine algorithms in the second quarter of 2017; this technical work included:

◦	Released search pages for the new, modern CafePress.com to the fourth of four web domains

◦	Released cart and checkout pages for the new, modern CafePress.com to three of four web domains

Retail Partner Channel:

•	Began taking orders through the eBay marketplace and performed work to build out the initial catalog

•	Continued build out of the product catalog with Walmart.com

Second Quarter 2018 Financial Metrics
All comparisons are on a year over year basis unless specifically stated otherwise.

(in thousands, except for percentages, average order size, and per unit data)	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% Variance	2018	2017	% Variance
CafePress.com revenue	$9,387	$13,747	(32)%	$19,163	$27,398	(30)%
Retail Partner Channel revenue	$5,002	$4,106	22%	$9,776	$8,744	12%
Total revenue	$14,389	$17,853	(19)%	$28,939	$36,142	(20)%
GAAP net loss	$(1,435)	$(3,154)	55%	$(5,038)	$(6,527)	23%
Adjusted EBITDA	$160	$(1,542)	F	$(1,533)	$(3,450)	56%
Cash Contribution Margin	28.4%	21.9%	6.5pts	24.5%	22.8%	1.7pts
CafePress.com orders	235	371	(37)%	473	723	(35)%
Retail Partner Channel orders	239	196	22%	462	423	9%
Total orders	474	567	(16)%	935	1,146	(18)%
CafePress.com average order size	$39.92	$37.09	8%	$39.98	$37.89	6%
Retail Partner Channel average order size	$20.92	$20.91	—%	$20.92	$20.67	1%
Total average order size	$30.34	$31.49	(4)%	$30.56	$31.54	(3)%
Cost of net revenue per unit	$10.00	$10.67	(6)%	$10.95	$10.71	2%

U:> 100% unfavorable        F:> 100% favorable
Second Quarter 2018 Financial Summary
Net Revenue

•	Net revenue totaled $14.4 million, down 19% from $17.9 million driven by lower revenue from CafePress.com, which more than offset growth from our Retail Partner Channel.

◦
Revenue from CafePress.com declined $4.4 million and accounted for 65% of second quarter revenue. We continue to be negatively impacted by search engine algorithm changes that went into effect during the second quarter of 2017. Additionally, late in April, we released our new search pages to our primary, US domain. The release of new search pages reset the search engine hierarchy, which we believe caused a temporary reduction in traffic and revenue. As of late June, we are seeing improved crawl and indexing rates on our US domain and a slow, sequential rebound in traffic. Average order size on CafePress.com increased 8% compared to the prior year, which primarily reflects lower, promotional shipping pricing that was in place in the prior year.

◦
Revenue from the Retail Partner Channel increased $0.9 million and accounted for 35% of second quarter revenue. Revenue increased from the Amazon marketplace due to improved sales in both domestic and international markets. Additionally, approximately 13% of the growth in the Retail Partner Channel is driven by the contribution of the Walmart and eBay marketplaces.

Gross Profit

•
Gross profit was $6.5 million, a $0.5 million decline, and gross margin was 45.0% versus 39.1% in the prior year. The new printing platform that was put into service late last year drove more efficient material and labor usage.

Operating Expense

•	Total operating expense was $8.0 million, a $2.2 million improvement compared to the prior year.

•	Fixed costs declined by $1.6 million compared to a year ago primarily driven by personnel-related reductions from the restructuring initiative completed during the first quarter of 2018.

•	Variable costs declined by $0.7 million compared to a year ago due to lower paid search advertising costs and customer service related expenses consistent with lower revenue.

Earnings and Cash Flow Information

•
GAAP net loss was $(1.4) million, or $(0.08) per diluted share, compared to a net loss of $(3.2) million, or $(0.19) per diluted share. Actions taken in the first quarter to reduce costs mitigated the decline in revenue.

•
Net cash used in operating activities was $9.0 million during the six months ended June 30, 2018. However, $8.0 million of the cash usage occurred during the first quarter of 2018 due to the seasonality of the business. The $2.0 million decrease in cash used in operating activities during the six months ended June 30, 2018 primarily reflects benefits related to the restructuring initiative completed during the first quarter of 2018 as well as improved management of inventory levels and decreases in software license renewals.

•
For the six months ended June 30, 2018, capital spending of $1.1 million was primarily related to capitalization of software and website development costs, which compares to $2.1 million in the prior year. Prior year spending included investment in the new printing platform.

•	At June 30, 2018, cash, cash equivalents, short-term investments and restricted cash totaled $22.7 million, or approximately $1.33 per share.

Non-GAAP Information

•	Non-GAAP Cash Contribution margin was 28.4% of net revenue versus 21.9% in 2017, which reflects the improved efficiency of our new printing platform.

•
Non-GAAP Adjusted EBITDA was $0.2 million, an improvement of $1.7 million. Actions taken in the first quarter to reduce costs as well as the improved efficiency of our new printing platform more than offset the decline in revenue.

Non-GAAP Financial Information
This press release contains certain non-GAAP financial measures. Tables are provided at the end of this press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include Adjusted EBITDA, cash contribution margin, and free cash flow. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see the information provided at the end of this press release.
To supplement the Company's consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net income (loss) or net income (loss) per share determined in accordance with GAAP.

Second Quarter 2018 Conference Call
Management will review the second quarter 2018 financial results on a conference call on Wednesday, August 1, 2018 at 9:00 a.m. Eastern Standard Time. To participate on the live call, analysts and investors should dial 1-888-204-4368 at least ten minutes prior to the call. CafePress will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company's Web site at http://investor.cafepress.com.

Notice Regarding Forward Looking Statements
Information set forth in this news release contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the "Act") provides certain "safe harbor" provisions for forward-looking statements. All forward-looking statements are made pursuant to the Act.
The reader is cautioned that such forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "seek," "should," "will," and similar words, although some forward-looking statements are expressed differently. Important factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, among others, the following: whether the Company will be able to realize the full amount of estimated savings, the Company's ability to execute on its strategy, the effect of global economic conditions, including any disruptions in the credit markets; a decrease in consumers' discretionary income; additional taxes and fees; the loss of key personnel; the effect (including possible increases in the cost of doing business) resulting from catastrophic events, including future war and terrorist activities or political uncertainties, or the impact of natural or other disasters on the Company's operations and the Company's ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption); the impact of work stoppages and other labor problems on current and future operations; the Company's ability to comply with governmental regulation and/or other legal obligations related to the privacy of personal information and other data, including the improper disclosure thereof; the impact of system failures or damage from natural disasters, power loss, telecommunications failures, cyber-attacks, or other unforeseen events; the impact of security breaches, computer viruses and hacking attacks on the Company's business and operations; the Company's ability to respond to rapid technological changes in a timely manner; the Company's ability to prevent payment related risks, such as fraudulent use of credit or debit cards; the Company's ability to maintain customer confidence in the integrity of our business; the Company's ability to operate www.cafepress.com in an evolving and highly competitive market segment; the Company's ability to secure new or ongoing content from third party partners; the Company's ability to provide a high-quality customer experience with minimal programming errors, flows and/or technical difficulties; the Company's ability to adequately protect the Company's intellectual property; the Company's ability to maintain or hire additional personnel; and the volatility of the Company's stock price. For further information regarding the risks and uncertainties associated with our business, and important factors that could cause our actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under the "Risk Factors" sections of the Company's documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company's quarterly reports on Form 10-Q, and our Annual Report on Form 10-K, copies of which may be obtained at www.sec.gov.

About CafePress (PRSS):
At CafePress, our mission is to create human connection by inspiring people to express themselves.  We believe a coffee mug can start a conversation and a t-shirt can ignite a movement.

Founded in 1999 and based in Louisville, Kentucky, CafePress is the recognized pioneer of customizable products. Our global online platform enables people to express themselves through engaging community generated designs and licensed and personalized one-of-a-kind products.

Media Relations:
CafePress Inc.
pr@cafepress.com
Investor Relations:
CafePress Inc.
Phil Milliner
502-822-7503
pmilliner@cafepress.com

CafePress Inc.
Condensed Consolidated Statement of Comprehensive Loss
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net revenue	$14,389	$17,853	$28,939	$36,142
Cost of net revenue	7,907	10,864	17,088	22,192
Gross profit	6,482	6,989	11,851	13,950
Operating expense:
Sales and marketing	3,626	4,785	7,206	9,195
Technology and development	2,331	3,084	4,809	6,060
General and administrative	1,976	2,336	4,378	5,293
Restructuring costs	32	—	637	—
Total operating expense	7,965	10,205	17,030	20,548
Loss from operations	(1,483)	(3,216)	(5,179)	(6,598)
Interest income	85	37	132	79
Interest expense	—	(4)	—	(10)
Other (expense) income, net	(37)	29	9	3
Loss before income taxes	(1,435)	(3,154)	(5,038)	(6,526)
Provision for income taxes	—	—	—	1
Net loss	$(1,435)	$(3,154)	$(5,038)	$(6,527)
Net loss per share of common stock:
Basic	$(0.08)	$(0.19)	$(0.30)	$(0.39)
Diluted	$(0.08)	$(0.19)	$(0.30)	$(0.39)
Shares used in computing net loss per share of common stock:
Basic	17,042	16,739	16,994	16,689
Diluted	17,042	16,739	16,994	16,689
Other comprehensive loss:
Unrealized holding losses on available-for-sale securities, net of tax	(10)	—	(5)	—
Other comprehensive loss	(10)	—	(5)	—
Comprehensive loss	$(1,445)	$(3,154)	$(5,043)	$(6,527)

CafePress Inc.
Condensed Consolidated Balance Sheet
(In thousands, except par value amounts)
(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,766	$24,924
Short-term investments	7,413	6,007
Accounts receivable	746	1,496
Inventory, net	2,180	3,128
Deferred costs	410	781
Prepaid expenses and other current assets	2,694	2,412
Total current assets	27,209	38,748
Property and equipment, net	9,052	10,679
Restricted cash	1,513	1,513
Other assets	136	232
TOTAL ASSETS	$37,910	$51,172

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,013	$2,351
Accrued royalties payable	1,464	2,872
Accrued liabilities	3,003	8,693
Deferred revenue	573	1,020
Total current liabilities	6,053	14,936
Other long-term liabilities	272	305
TOTAL LIABILITIES	6,325	15,241
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $0.0001 par value: 10,000 shares authorized as of June 30, 2018 and December 31, 2017; none issued and outstanding	—	—
Common stock, $0.0001 par value: 500,000 shares authorized and 17,104 and 16,932 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	2	2
Additional paid-in capital	102,394	101,697
Accumulated other comprehensive loss	(9)	(4)
Accumulated deficit	(70,802)	(65,764)
TOTAL STOCKHOLDERS’ EQUITY	31,585	35,931
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$37,910	$51,172

CafePress Inc.
Condensed Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(5,038)	$(6,527)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,312	2,269
Loss on disposal of fixed assets	86	11
Stock-based compensation	697	879
Bond (accretion) amortization	(20)	—
Changes in operating assets and liabilities:
Accounts receivable	750	760
Inventory	948	827
Prepaid expenses and other current assets	89	191
Other assets	96	43
Accounts payable	(1,338)	(634)
Accrued royalties payables	(1,408)	(1,831)
Accrued and other liabilities	(5,723)	(6,851)
Deferred revenue	(447)	(89)
Net cash used in operating activities	(8,996)	(10,952)
Cash Flows from Investing Activities:
Purchase of short-term investments	(5,504)	(1,984)
Proceeds from maturities of short-term investments	4,113	10,168
Purchase of property and equipment	(83)	(896)
Capitalization of software and website development costs	(973)	(1,222)
Proceeds from disposal of fixed assets	285	3
Net cash (used in) provided by investing activities	(2,162)	6,069
Cash Flows from Financing Activities:
Principal payments on capital lease obligations	—	(297)
Proceeds from exercise of common stock options	—	6
Repurchases of common stock	—	(58)
Net cash used in financing activities	—	(349)
Net decrease in cash, cash equivalents and restricted cash	(11,158)	(5,232)
Cash, cash equivalents and restricted cash — beginning of period	26,437	19,980
Cash, cash equivalents and restricted cash — end of period	$15,279	$14,748
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$93	$30
Income taxes paid during the period	4	1

Stock-based compensation is allocated as follows:
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cost of net revenue	$3	$4	$7	$8
Sales and marketing	13	23	24	48
Technology and development	6	10	11	19
General and administrative	378	423	655	804
Total stock-based compensation expense	$400	$460	$697	$879

CafePress Inc.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net loss	$(1,435)	$(3,154)	$(5,038)	$(6,527)
Non-GAAP adjustments:
Interest and other (income) expense	(48)	(62)	(141)	(72)
Provision from income taxes	—	—	—	1
Depreciation and amortization	1,211	1,214	2,312	2,269
Stock-based compensation	400	460	697	879
Restructuring costs	32	—	637	—
Adjusted EBITDA*	$160	$(1,542)	$(1,533)	$(3,450)

*
Adjusted EBITDA is a non-GAAP financial measure which we define as net income (loss) less interest and other (income) expense, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation, acquisition-related costs, restructuring costs and impairment charges.

CafePress Inc.
Definition of Non-GAAP Cash Contribution Margin
(In thousands)
(Unaudited)

Cash contribution margin (a non-GAAP financial measure that we reconcile to “Gross profit” in our consolidated statements of operations) consists of gross profit plus stock-based compensation and depreciation and amortization included in cost of net revenue less variable sales and marketing expense.

	Three Months Ended June 30,				Six Months Ended June 30,
	2018		2017		2018		2017
Net revenue	$14,389	100.0%	$17,853	100.0%	$28,939	100.0%	$36,142	100.0%
Cost of net revenue	7,907	55.0	10,864	60.9	17,088	59.0	22,192	61.4
Gross profit	6,482	45.0	6,989	39.1	11,851	41.0	13,950	38.6
Non-GAAP adjustments:
Add: Stock-based compensation	3	—	4	—	7	—	8	—
Add: Depreciation and amortization	445	3.1	434	2.4	852	2.9	856	2.4
Less: Variable sales and marketing costs	(2,838)	(19.7)	(3,500)	(19.6)	(5,618)	(19.4)	(6,584)	(18.2)
Cash contribution margin	$4,092	28.4%	$3,927	21.9%	$7,092	24.5%	$8,230	22.8%

CafePress Inc.
Reconciliation of GAAP Net Cash Used in Operating Activities to Non-GAAP Free Cash Flow
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2018	2017
Net cash used in operating activities	$(8,996)	$(10,952)
Capital expenditures	(1,056)	(2,118)
Free cash flow*	$(10,052)	$(13,070)

*	Free cash flow is a non-GAAP financial measure which we define as cash provided by (used in) operating activities less total capital expenditures.